Exhibit 99.A

EXHIBIT A
JOINT FILING STATEMENT

        We, the undersigned, hereby express our agreement that the attached Amendment No.1 to Schedule 13D is hereby filed on behalf of each of us.

Citloi S.A.S.
By	/s/ Gregory C. Bomberger
Name: Gregory C. Bomberger
Title: Authorized Signatory
Date: December 18, 2008
International Business Machines Corporation
By	/s/ Andrew Bonzani
Name: Andrew Bonzani
Title: Vice President, Assistant General Counsel and Secretary
Date: December 18, 2008